SMITH BARNEY INVESTMENT FUNDS, INC.

SMITH BARNEY REAL RETURN STRATEGY FUND
SMITH BARNEY SMALL CAP GROWTH FUND
SMITH BARNEY SMALL CAP VALUE FUND

Sub-Item 77E

Registrant incorporates by reference Registrant's
Supplement to the Prospectus dated June 2,2005 filed on June 2,2005.
(Accession No. 0001193125-05-119196)